EXHIBIT 99.3

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Index to Unaudited Pro Forma Combined Financial Statements

Page
Unaudited Pro Forma Combined Balance Sheet	1
Unaudited Pro Forma Combined Statement of Income for the Six Months Ended June 30, 2020	2
Unaudited Pro Forma Combined Statement of Income for the Year Ended December 31, 2019	3
Notes to Unaudited Pro Forma Combined Financial Statements	4
i

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Balance Sheet
June 30, 2020
(In thousands)

	Enviva Partners, LP	Georgia Biomass Holding LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Assets
Current assets:
Cash and cash equivalents	$98,101	$—	$153,615	(a)
			(163,138)	(b)	$88,578
Accounts receivable	82,543	3,765	(3,640)	(b)	82,668
Related-party receivables, net	8,625	8,153	(8,153)	(b)	8,625
Inventories	39,723	5,372	402	(b)	45,497
Prepaid expenses and other current assets	8,932	1,989	816	(b)	11,737
Total current assets	237,924	19,279	(20,098)		237,105
Property, plant and equipment, net	784,523	129,543	43,728	(b)	957,794
Operating lease right-of-use assets	31,737	11,438	1,798	(b)	44,973
Intangible assets, net	—	62	5,494	(b)	5,556
Goodwill	85,615	—	15,763	(b)	101,378
Other long-term assets	10,247	—	(2,226)	(c)	8,021
Total assets	$1,150,046	$160,322	$44,459		$1,354,827
Liabilities and Partners’ Capital
Current liabilities:
Accounts payable	$20,358	$1,059	$2,166	(b)	$23,583
Accrued and other current liabilities	75,346	5,834	139	(b)
			1,403	(c)	82,722
Current portion of interest payable	22,996	—	—		22,996
Current portion of long-term debt and finance lease obligations	7,558	802	69	(b)	8,429
Total current liabilities	126,258	7,695	3,777		137,730
Long-term debt and finance lease obligations	597,510	3,315	153,615	(a)
			205	(b)	754,645
Long-term operating lease liabilities	32,980	10,808	1,317	(b)	45,105
Intangible liabilities	—	—	14,300	(b)	14,300
Deferred tax liability, net	—	6,182	7,067	(b)	13,249
Other long-term liabilities	2,818	707	(427)	(b)	3,098
Total liabilities	759,566	28,707	179,854		968,127
Commitments and contingencies

Partners’ capital:
Limited partners' interest	538,570	—	(3,780)	(c)	534,790
General partner	(99,899)	—	—		(99,899)
Accumulated other comprehensive income	1	—	—		1
Total Enviva Partners, LP partners' capital	438,672	—	(3,780)		434,892
Noncontrolling member's interest	(48,192)	—	—		(48,192)
Total partners' capital	390,480	—	(3,780)		386,700
Total liabilities and partners’ capital	$1,150,046	$28,707	$176,074		$1,354,827

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Income
For the Six Months Ended June 30, 2020
(In thousands, except per unit amounts)

	Enviva Partners, LP	Georgia Biomass Holding LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Product sales	$353,504	$81,854	$(3,718)	(d)	$431,640
Other revenue	18,685	1,260	—		19,945
Net revenue	372,189	83,114	(3,718)		451,585
Cost of goods sold	288,577	65,455	(3,718)	(d)
			(38)	(e)	350,276
Depreciation and amortization	28,626	6,396	340	(e)
			(1,267)	(f)
			(1,462)	(g)	32,633
Total cost of goods sold	317,203	71,851	(6,145)		382,909
Gross margin	54,986	11,263	2,427		68,676
General and administrative expenses	3,859	—	—		3,859
Related-party management services agreement fee	14,636	—	—		14,636
Total general and administrative expenses	18,495	—	—		18,495
Income from operations	36,491	11,263	2,427		50,181
Other income (expense):
Interest expense	(20,518)	—	(4,657)	(h)	(25,175)
Other income, net	131	—	—		131
Total other expense, net	(20,387)	—	(4,657)		(25,044)
Net income before income tax expense	16,104	11,263	(2,230)		25,137
Income tax expense	—	2,366	510	(i)	2,876
Net income	$16,104	$8,897	$(2,740)		$22,261
Net income per limited partner common unit:
Basic and diluted	$0.10			(j)	$0.29
Weighted-average number of limited partner common units outstanding:
Basic and diluted	33,816				33,816

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Income
Year Ended December 31, 2019
(In thousands, except per unit amounts)

	Enviva Partners, LP	Georgia Biomass Holding LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Product sales	$674,251	$160,947	$—		$835,198
Other revenue	10,142	—	—		10,142
Net revenue	684,393	160,947	—		845,340
Cost of goods sold	549,701	123,228	(47)	(e)	672,882
Loss on disposal of assets	3,103	—	—		3,103
Depreciation and amortization	50,521	12,565	599	(e)
			(1,300)	(f)
			(2,924)	(g)	59,461
Total cost of goods sold	603,325	135,793	(3,672)		735,446
Gross margin	81,068	25,154	3,672		109,894
General and administrative expenses	11,897	—	—		11,897
Related-party management services agreement fee	24,492	—	—		24,492
Total general and administrative expenses	36,389	—	—		36,389
Income from operations	44,679	25,154	3,672		73,505
Other income (expense):
Interest expense	(39,344)	—	(9,333)	(h)	(48,677)
Early retirement of debt obligation	(9,042)	—	—		(9,042)
Other income (expense), net	764	—	—		764
Total other expense, net	(47,622)	—	(9,333)		(56,955)
Net (loss) income before income tax expense	(2,943)	25,154	(5,661)		16,550
Income tax expense	—	5,282	771	(i)	6,053
Net (loss) income	$(2,943)	$19,872	$(6,432)		$10,497
Net (loss) income per limited partner common unit:
Basic and diluted	$(0.54)			(j)	$(0.12)
Weighted-average number of limited partner common units outstanding:
Basic and diluted	31,791				31,791

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements
(In thousands, unless otherwise noted)
(Unaudited)

(1) Basis of Presentation
The unaudited pro forma combined financial statements of Enviva Partners, LP and subsidiaries (“we,” “us,” “our,” or the “Partnership”) consist of a combined balance sheet as of June 30, 2020 and combined statements of income for the six months ended June 30, 2020 and the year ended December 31, 2019, which reflect the Partnership’s acquisition on July 31, 2020 of all of the limited liability company interests in Enviva Pellets Waycross Holdings Sub, LLC, a Delaware limited liability company, f.k.a Georgia Biomass Holding LLC (“Georgia Biomass”), a Georgia limited liability company and the indirect owner of a wood pellet production plant in Waycross, Georgia (the “Waycross plant”). We refer to this acquisition as the “Georgia Biomass Acquisition”. The unaudited pro forma combined financial statements also reflect the issuance on July 15, 2020 of an additional $150.0 million in aggregate principal amount of our 6.5% senior unsecured notes due 2026 (the “Additional Notes”) in a private placement to eligible purchasers.
The unaudited pro forma combined financial statements have been derived from the following historical financial statements:
•the audited consolidated statement of operations of the Partnership for the year ended December 31, 2019;
•the unaudited condensed consolidated financial statements of the Partnership as of and for the six months ended June 30, 2020;
•the audited consolidated statement of revenues and direct expenses of Georgia Biomass for the year ended December 31, 2019;
•the unaudited consolidated abbreviated financial statements of Georgia Biomass as of and for the six months ended June 30, 2020.
The abbreviated financial statements of Georgia Biomass were prepared for the purpose of complying with the requirements of Rule 3-05 of the U.S. Securities Exchange Commission Regulation S-X as no separate financial statements of Georgia Biomass had previously been prepared. The consolidated abbreviated financial statements of Georgia Biomass include the assets acquired and liabilities assumed related to the Georgia Biomass Acquisition and the revenues and direct expenses directly attributed to the manufacturing and distributing wood pellets to customers in the United Kingdom and Europe by Georgia Biomass.
The Georgia Biomass Acquisition has been accounted for as a business combination and accounted for using the business acquisition method. The assets acquired and liabilities assumed were recognized at fair value on the acquisition date of July 31, 2020, and the difference between the consideration transferred, excluding acquisition-related costs, and the fair values of the assets and liabilities was recognized as goodwill. The unaudited pro forma combined financial statements reflect the effects of applying certain preliminary purchase accounting adjustments to the historical consolidated results of the assets acquired and liabilities assumed based on their estimated fair values as of July 31, 2020. The unaudited pro forma combined statements of income do not include non-recurring items such as transaction costs related to the acquisition. The final purchase price allocation is subject to the final determination of the fair values of assets acquired and liabilities assumed and, therefore, the final purchase price allocation and the resulting effect on income from operations may differ from the unaudited pro forma combined statements.
The unaudited pro forma combined balance sheet has been prepared as if the Georgia Biomass Acquisition had occurred on June 30, 2020. The unaudited combined statements of income for the six months ended June 30, 2020 and for the year ended December 31, 2019 have been prepared as if the Georgia Biomass Acquisition had occurred on January 1, 2019. The historical financial information has been adjusted in the unaudited combined pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Georgia Biomass Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma combined statements of income, expected to have a continuing impact on the Partnership’s results of operations following the Georgia Biomass Acquisition. The unaudited pro forma combined financial statements should be read in conjunction with the related notes, which are included herein, the financial statements and notes included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the six months ended June 30, 2020, the audited consolidated abbreviated financial statements of Georgia Biomass as of and for the year ended December 31, 2019 and the unaudited consolidated abbreviated financial statements of Georgia Biomass as of and for the six months ended June 30, 2020.
Georgia Biomass Acquisition
Enviva Pellets Waycross Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, RWE Generation SE, a societas europaea formed under the laws of the Federal Republic of Germany (as assignee of

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(Unaudited)
innogy SE, a societas europaea formed under the laws of the Federal Republic of Germany), and RWE Renewables Beteiligungs GmbH, f.k.a innogy Renewables Beteiligungs GmbH) (a Gesellschaft mit beschränkter Haftung formed under the Laws of the Federal Republic of Germany, completed a transaction, pursuant to which we acquired all of the limited liability company interests in Georgia Biomass on July 31, 2020.
The Georgia Biomass Acquisition included the Waycross plant and a long-term lease and associated agreement at the Port of Savannah in Georgia for a purchase price of $175.0 million in cash, subject to customary adjustments. As part of the Georgia Biomass Acquisition, we also acquired long-term, take-or-pay off-take contracts with an existing customer of the Partnership for annual deliveries of approximately 500,000 metric tons of wood pellets per year through 2024.
Additional Notes
On July 15, 2020, we issued an additional $150.0 million in aggregate principal amount of our 6.5% senior unsecured notes due 2026 at an offering price of 103.75% of the principal amount, which implied an effective yield of approximately 5.7%. We received net proceeds of approximately $153.6 million after deducting discounts and commissions.
(2) Preliminary Purchase Price and Purchase Price Allocation
The purchase price and purchase price allocation is preliminary. The final purchase price may vary based as the purchase price adjustment related to net working capital is finalized. The assets acquired and liabilities assumed of Georgia Biomass have been measured on a preliminary basis using assumptions that are reasonable based on information currently available. The final purchase price allocation may vary based on final valuations and analyses of the fair value of the assets acquired and liabilities assumed. The following is the preliminary purchase price and the purchase price allocation as of July 31, 2020 based upon preliminary estimates of the fair values of the assets acquired and the liabilities assumed in the Georgia Biomass Acquisition:

Cash	$1,516
Accounts receivable - trade	125
Inventories	5,774
Prepaid expenses and other current assets	1,272
Property, plant and equipment	173,271
Operating lease right-of-use assets	13,236
Intangible assets	5,556
Accounts payable	(3,225)
Accrued and other liabilities	(5,973)
Current portion of long-term finance lease obligations	(871)
Long-term finance lease obligations	(3,520)
Long-term operating lease liabilities	(12,125)
Intangible liabilities	(14,300)
Deferred tax liability, net	(13,249)
Other long-term liabilities	(280)
Identifiable net assets acquired	147,207
Goodwill	15,763
Purchase price	$162,970

(3) Pro Forma Adjustments and Assumptions
The pro forma adjustments are based upon currently available information and certain estimates and assumptions. The actual effect of the transactions ultimately may differ from the pro forma adjustments included herein. However, management believes that the assumptions used to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions as currently contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the transactions, and reflect those items expected to have a

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(Unaudited)
continuing impact on the Partnership. The unaudited pro forma combined financial statements may not be indicative of the results that actually would have occurred if the Partnership had completed the transactions on the dates indicated or that could be achieved in the future.
Adjustments to the Unaudited Pro Forma Combined Balance Sheet:
(a) Reflects the issuance of $150.0 million of Additional Notes and related net cash proceeds of approximately $153.6 million after deducting underwriter fees.
(b) Reflects the removal of the historical carrying amount of the Georgia Biomass assets acquired and liabilities assumed as of June 30, 2020 and the recognition of the preliminary purchase price and the preliminary fair value of the assets acquired and liabilities assumed as of July 31, 2020.
(c) Reflects estimated transaction costs incurred or to be incurred related to the Georgia Biomass Acquisition.
Adjustments to the Unaudited Pro Forma Combined Statements of Income:
(d) Reflects the elimination of product sales and cost of goods sold between Georgia Biomass and the Partnership.
(e) Reflects the replacement of historical expense from operating and finance leases with estimated expense based on operating and finance leases as of July 31, 2020 remeasured using the incremental borrowing rate of the Partnership.
(f) Reflects the replacement of historical depreciation expense with estimated depreciation expense of property, plant and equipment acquired as of July 31, 2020 based on their fair value.
(g) Reflects the replacement of historical amortization expense with estimated amortization expense long-lived intangible assets acquired and liabilities assumed as of July 31, 2020 based on their fair value.
(h) Reflects estimated interest expense and amortization of debt issuance costs and associated premium related to the Additional Notes.
(i) Reflects estimated income tax expense based on the statutory rates in the jurisdictions in which the acquired business operates.
(j) Reflects the calculation of earnings per unit.